UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014 (June 27, 2014)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On June 27, 2014, Business Development Corporation of America (the “Company”), through a wholly-owned, special purpose financing subsidiary, BDCA-CB Funding, LLC (formerly 405 TRS I, LLC) (the “Subsidiary”), entered into a revolving credit facility (the “Credit Facility”) with Citibank, N.A. (“Citi”) as administrative agent and U.S. Bank National Association as collateral agent, account bank and collateral custodian. The Credit Facility provides for borrowings over a twenty four month period in an aggregate principal amount of up to $400 million on a committed basis, subject to the administrative agent’s right to approve the assets acquired by the Subsidiary and pledged as collateral under the Credit Facility.

The Company may contribute cash or loans to the Subsidiary from time to time. The Subsidiary may purchase additional loans from various sources. The Subsidiary has appointed the Company as collateral manager to manage its portfolio of loans. The Subsidiary’s obligations under the Credit Facility are secured by a first priority security interest in substantially all of the assets of the Subsidiary, including its portfolio of loans. The obligations of the Subsidiary under the Credit Facility are non-recourse to the Company.

The Credit Facility will be priced at LIBOR, with no LIBOR floor, plus a spread of 1.70% per annum for the first twenty four months and 2.00% per annum thereafter. Interest is payable quarterly in arrears. The Subsidiary will be subject to a non-usage fee to the extent the aggregate principal amount available under the Credit Facility has not been borrowed. Any amounts borrowed under the Credit Facility along with any accrued and unpaid interest thereunder will mature, and will be due and payable, in three years. The Subsidiary paid a structuring fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

Borrowings under the Credit Facility are subject to compliance with a borrowing base, pursuant to which the amount of funds advanced to the Subsidiary varies depending upon the types of loans in the Subsidiary’s portfolio. The Credit Facility may be prepaid in whole or in part, subject to customary breakage costs. In the event that the available commitment under the Credit Facility is reduced, in whole or in part, prior to the second anniversary, an additional amount is payable to Citi equal to 0.50% of the amount by which the available commitment is reduced.

In connection with the Credit Facility, the Company and the Subsidiary have made certain representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Credit Facility contains customary default provisions pursuant to which Citi may terminate the rights, obligations, power and authority of the Company, in its capacity as collateral manager of the portfolio assets under the Credit Facility, including, but not limited to, insolvency, defaults of certain financial covenants and other events with respect to the Company that may be adverse to Citi and the secured parties under the Credit Facility.

In connection with the Credit Facility, on June 27, 2014, the Subsidiary entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 405 Loan Funding LLC (“Loan Funding”), an affiliate of Citi formed for the purpose of holding loans underlying a total return swap agreement (“TRS”) with the Subsidiary. Pursuant to the terms of the Merger Agreement, the Subsidiary acquired such loans through the merger of Loan Funding with and into the Subsidiary. Pursuant to the Merger Agreement, the Subsidiary paid approximately $389 million for the assets held by Loan Funding.

Information regarding the loans held by Loan Funding was previously included in the Company’s Notes to the Consolidated Financial Statements, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 18, 2014, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 15, 2014. “Note 6 – Total Return Swap” in the Notes to the Consolidated Financial Statements specifically discussed the TRS and listed the loans held by Loan Funding as of the relevant balance sheet dates. Pursuant to the Merger Agreement, loans formerly held by Loan Funding will be owned by the Subsidiary as of June 27, 2014 and included in the Company’s consolidated balance sheet beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

In connection with the Credit Facility, the Subsidiary has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Upon the occurrence and during the continuation of an event of default, Citi may declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable. During the continuation of an event of default, the Subsidiary must pay interest at a default rate.

Borrowings of the Subsidiary will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated by reference herein.

Item 1.02.           Termination of a Material Definitive Agreement.

On June 27, 2014, the Company terminated its amended and restated TRS with Citi. The Company entered into the TRS on July 13, 2012, which was most recently amended and restated on May 6, 2014, through the Subsidiary (then known as 405 TRS I, LLC), as disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 13, 2012, October 17, 2012, December 12, 2012, May 16, 2013, July 18, 2013 and October 21, 2013, which are incorporated herein by reference.

The foregoing description of the termination of the TRS is a summary only and is qualified in all respects by the provisions of the related acknowledgement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

The Company terminated the TRS in order to bring the loans underlying the TRS into the Subsidiary. The Company’s investment adviser, BDCA Adviser, LLC (“BDCA Adviser”) will not receive any additional fees as a result of the termination of the TRS, other than as a result of the increase in the Company’s assets and the fact that, effective June 27, 2014 when the loans came on to the Company’s consolidated balance sheet, realized gains and current income received on such loans will be included in the incentive fee calculation under the Investment Advisory Agreement. Any gains realized as a result of the termination of the TRS, however, will not be considered in the calculation of the incentive fee due to BDCA Adviser under the Investment Advisory Agreement.

No early termination fee was payable in connection with the termination of the TRS.

Item 2.01           Completion of Acquisition or Disposition of Assets

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit and Security Agreement, dated as of June 27, 2014, by and between BDCA-CB Funding LLC, the financial institutions and other lenders from time to time party thereto, Citibank, N.A., as administrative agent, U.S.
10.2	Account Control Agreement, dated as of June 27, 2014, by and between BDCA-CB Funding, LLC, as pledger, U.S. Bank National Association as collateral agent and securities intermediary.
10.3	Collateral Administration Agreement, dated as of June 27, 2014, between BDCA-CB Funding, LLC, as borrower, Business Development Corporation of America, as collateral manager, Citibank, N.A., as administrative agent, and U.S. Bank National Association, as collateral administrator.
10.4	Sale and Contribution Agreement, dated as of June 27, 2014, between Business Development Corporation of America, as seller, and BDCA-CB Funding, LLC, as purchaser.
10.5	Agreement and Plan of Merger, dated as of June 27, 2014, by and among BDCA-CB Funding LLC, 405 Loan Funding LLC and Citibank, N.A.
10.6	Termination Acknowledgment (TRS), dated as of June 27, 2014, by and between BDCA-CB Funding LLC and Citibank, N.A., as counterparty, secured party and bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: July 1, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit and Security Agreement, dated as of June 27, 2014, by and between BDCA-CB Funding LLC, the financial institutions and other lenders from time to time party thereto, Citibank, N.A., as administrative agent, U.S.
10.2	Account Control Agreement, dated as of June 27, 2014, by and between BDCA-CB Funding, LLC, as pledger, U.S. Bank National Association as collateral agent and securities intermediary.
10.3	Collateral Administration Agreement, dated as of June 27, 2014, between BDCA-CB Funding, LLC, as borrower, Business Development Corporation of America, as collateral manager, Citibank, N.A., as administrative agent, and U.S. Bank National Association, as collateral administrator.
10.4	Sale and Contribution Agreement, dated as of June 27, 2014, between Business Development Corporation of America, as seller, and BDCA-CB Funding, LLC, as purchaser.
10.5	Agreement and Plan of Merger, dated as of June 27, 2014, by and among BDCA-CB Funding LLC, 405 Loan Funding LLC and Citibank, N.A.
10.6	Termination Acknowledgment (TRS), dated as of June 27, 2014, by and between BDCA-CB Funding LLC and Citibank, N.A., as counterparty, secured party and bank.